EXHIBIT 99.1

LDR HOLDING CORPORATION REPORTS RECORD REVENUE FOR FOURTH QUARTER AND FISCAL YEAR 2015

Fiscal year revenue increased 16.4% year-over-year to $164.5 million or 21.3% constant currency

AUSTIN, Texas, February 17, 2016 - LDR Holding Corporation (NASDAQ: LDRH), a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2015.
Fourth Quarter and Fiscal Year 2015 Highlights

•	Total revenue in the fourth quarter of 2015 increased 12.7% to $44.5 million, or 16.2% on a constant currency basis compared to the fourth quarter of 2014.

•	For fiscal year 2015, total revenue increased 16.4% to $164.5 million, or 21.3% on a constant currency basis compared to fiscal year 2014.

•	Revenue from exclusive technology products in the fourth quarter of 2015 grew 15.9% to $41.6 million, or 18.3% on a constant currency basis compared to the fourth quarter of 2014.

•	For fiscal year 2015, revenue from exclusive technology products grew 21.9% to $152.4 million, or 25.4% on a constant currency basis compared to fiscal year 2014.

•	Revenue in the United States increased 15.4% to $36.9 million in the fourth quarter of 2015, compared to the fourth quarter of 2014, and represented 82.9% of total revenue.

•	For fiscal year 2015, revenue in the United States increased 22.1% to $133.8 million, compared to fiscal year 2014.

•	As of December 31, 2015, LDR had $115.1 million in cash and cash equivalents, $148.0 million in working capital (including cash and cash equivalents) and $5.8 million in debt.
Revenue from exclusive cervical products grew 26.0%, or 28.6% on a constant currency basis, in the fourth quarter of 2015 to $32.1 million, compared to the fourth quarter of 2014. For fiscal year 2015, revenue from exclusive cervical products grew 31.9%, or 35.9% on a constant currency basis, to $114.8 million, compared to fiscal year 2014.
The performance during the fourth quarter and full year was primarily driven by the continued strong growth of Mobi-C® and successful cross-selling of ROI-C®, supporting the effectiveness of the Company's strategy to gain market share in the cervical spine segment.
Christophe Lavigne, President and Chief Executive Officer of LDR, commented, “We finished 2015 with a record quarter in revenue led by strong growth in our exclusive cervical technology products, and a record quarter for Mobi-C. As our results demonstrate, we are increasingly being recognized as a leader in bringing global cervical solutions to surgeons with both non-fusion and fusion technologies. With our exclusive lumbar products, we continued our progress on the clinical evaluation and development of our Minimal Implant Volume (MIVo) products during the fourth quarter, which we believe will support our long-term strategy to penetrate the lumbar market.”
Mr. Lavigne added, “We are pleased that our first two peer-reviewed papers with five-year patient outcome data for our unique Mobi-C technology were recently published. The first, in the Journal of Neurosurgery: Spine, shows a lower rate of subsequent surgeries for Mobi-C versus fusion and the second, in Neurosurgery, demonstrates the cost effectiveness of two-level cervical disc replacement. We are encouraged by these recent developments as both publications add to the growing weight of clinical evidence supporting cervical disc replacement and Mobi-C in particular. We believe the increasing availability of long-term publications, along with the updated NASS coverage recommendation in support of both one and two-level cervical disc replacement, will drive continued penetration of cervical disc replacement into the estimated $1.2 billion U.S. cervical fusion market.”
Additional Financial Highlights
International revenue increased 1.0% during the fourth quarter of 2015 to $7.6 million, or 19.4% on a constant currency basis compared to the fourth quarter of 2014. For fiscal year 2015, international revenue decreased 3.3% to $30.6 million, or increased 18.5% on a constant currency basis compared to fiscal year 2014.
Gross profit for the fourth quarter of 2015 was $36.6 million and gross margin was 82.3%, compared to gross profit of $32.7 million and gross margin of 82.7% for the fourth quarter of 2014. Gross profit for the year ended December 31, 2015 was $137.2 million and gross margin was 83.4%, compared to a gross profit of $116.8 million and a gross margin of 82.7% for the year ended December 31, 2014.
Net loss for the fourth quarter of 2015 was $4.8 million, or $0.16 per share, compared to a net loss of $3.1 million, or $0.12 per share, for the same quarter a year ago. For the year ended December 31, 2015, net loss totaled $15.9 million, or $0.57 per diluted share, compared to a net loss of $11.0 million, or $0.43 per diluted share, for fiscal year 2014.
Adjusted EBITDA for the fourth quarter of 2015 was $(3.2) million compared to adjusted EBITDA of $(0.7) million for the fourth quarter of 2014. For the year ended December 31, 2015, adjusted EBITDA was $(6.9) million, compared to an adjusted EBITDA of $(0.8) million for fiscal year 2014.
2016 Guidance
Based on LDR’s results for the year ended December 31, 2015, the Company expects revenue for the full year 2016 to be in the range of $187.5 million to $189.5 million, or 14% to 15.2% growth on a reported basis. Changes in foreign exchange rates are expected to negatively impact 2016 reported revenue by approximately 1.0%. This implies revenues, before any foreign exchange impact, in the range of $189.1 million to $191.1 million for the full year 2016 or 15% to 16.2% growth constant currency.
Conference Call
LDR Holding Corporation will host a conference call today at 5:00 p.m. Eastern Time to discuss its fourth quarter and fiscal year 2015 financial results. The conference call will be available to interested parties through a live audio webcast available through LDR’s website at www.ldr.com. Those without internet access may join the call from within the United States by dialing (877) 312-5637; outside the United States, by dialing (253) 237-1149.
For those who are not available to listen to the live webcast, the webcast replay will be archived for 12 months on LDR’s website.
Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect," “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements contained in this press release include the intent, belief or current expectations of LDR and members of its management team with respect to LDR’s future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, LDR’s market opportunities, growth, future revenues, future products, market acceptance of its products, sales and financial results and such statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of LDR’s products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in LDR’s Risk Factors disclosure in its Annual Report on Form 10-K, filed on February 20, 2015, and in LDR’s other filings with the SEC. LDR disclaims any responsibility to update any forward-looking statements.
About LDR Holding Corporation
LDR Holding Corporation is a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders. LDR’s primary products are based on its exclusive Mobi® non-fusion and VerteBRIDGE® fusion technology platforms and are designed for applications in the cervical and lumbar spine. These technologies are designed to enable products that are less invasive, provide greater intra-operative flexibility, offer simplified surgical techniques and promote improved clinical outcomes for patients as compared to existing alternatives. In August 2013, LDR received approval from the U.S. Food and Drug Administration (FDA) for the Mobi-C cervical disc replacement device, the first and only cervical disc replacement device to receive FDA approval to treat both one-level and two-level cervical disc disease. For more information regarding LDR Holding, visit www.ldr.com.
Use of Non-GAAP Financial Measures
To supplement LDR’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), LDR uses certain non-GAAP financial measures, such as Adjusted EBITDA and revenue on a constant currency basis, in this press release and accompanying tables.
Management defines EBITDA as net income (loss) plus interest (income) expense, net, income tax expense and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA plus stock-based compensation expense and other interest (expense), net. The Company presents Adjusted EBITDA because management believes it is a useful indicator of operating performance. LDR’s management uses Adjusted EBITDA principally as a measure of operating performance and believes that Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to LDR. Management also uses Adjusted EBITDA for planning purposes, including the preparation of the annual operating budget and financial projections.
Adjusted EBITDA should not be considered in isolation or as a substitute for a measure of the Company’s liquidity or operating performance prepared in accordance with GAAP and is not indicative of operating income (loss) from operations as determined under GAAP. Adjusted EBITDA has limitations that should be considered before using this measure to evaluate the Company’s liquidity or financial performance. Adjusted EBITDA does not include certain expenses that may be necessary to review LDR’s operating results and liquidity requirements. Management’s definition and calculation of Adjusted EBITDA may differ from that of other companies.
Management calculates revenue on a constant currency basis by using the average foreign exchange rates for each month during the previous year and applying these rates to foreign-denominated revenue in the corresponding months in the current quarter. The difference between revenue calculated based on these foreign exchange rates and revenue calculated in accordance with GAAP is referred to as the foreign exchange impact on revenue. Management uses revenue on a constant currency basis to improve comparability between periods as though fluctuations from changes in foreign currency did not exist.
Revenue on a constant currency basis should not be considered in isolation or as a substitute for revenue prepared in accordance with GAAP as it is not indicative of revenue as determined under GAAP. Management’s calculation of revenue on a constant currency basis may differ from that of other companies.
A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in a table later in this release immediately following the condensed consolidated statements of cash flows.

Contacts
Robert McNamara
Executive Vice President and Chief Financial Officer
LDR Holding Corporation
(512) 344-3333

Matthew Norman
Director, Investor Relations
LDR Holding Corporation
(512) 344-3408

LDR HOLDING CORPORATION AND SUBSIDIARIES
REVENUE BY GEOGRAPHY AND PRODUCT CATEGORY
(in thousands)
(Unaudited)

	Three Months Ended December 31,		Change GAAP 2015/ GAAP 2014		Change Constant Currency 2015/ GAAP 2014
	2015	2014	$	%	$	%
Revenue in the United States	$36,945	$32,010	$4,935	15.4%	$4,935	15.4%
International revenue	7,596	7,523	73	1.0	1,463	19.4
Total revenue	$44,541	$39,533	$5,008	12.7%	$6,398	16.2

Exclusive cervical products	$32,136	$25,506	$6,630	26.0%	$7,304	28.6%
Exclusive lumbar products	9,415	10,340	(925)	(8.9)	(731)	(7.1)
Exclusive technology products	41,551	35,846	5,705	15.9	6,573	18.3
Traditional fusion products	2,990	3,687	(697)	(18.9)	(175)	(4.7)
Total revenue	$44,541	$39,533	$5,008	12.7%	$6,398	16.2

	Year Ended December 31,		Change GAAP 2015/ GAAP 2014		Change Constant Currency 2015/ GAAP 2014
	2015	2014	$	%	$	%
Revenue in the United States	$133,843	$109,597	$24,246	22.1%	$24,246	22.1%
International revenue	30,616	31,657	(1,041)	(3.3)	5,854	18.5
Total revenue	$164,459	$141,254	$23,205	16.4%	$30,100	21.3

Exclusive cervical products	$114,800	$87,035	$27,765	31.9%	$31,228	35.9%
Exclusive lumbar products	37,633	37,978	(345)	(0.9)	574	1.5
Exclusive technology products	152,433	125,013	27,420	21.9	31,802	25.4
Traditional fusion products	12,026	16,241	(4,215)	(26.0)	(1,702)	(10.5)
Total revenue	$164,459	$141,254	$23,205	16.4%	$30,100	21.3
__________

(1)
Revenue on a constant currency basis is calculated using the average foreign exchange rates for each month during the previous year and applying these rates to foreign-denominated revenue in the corresponding months in the current period. The difference between revenue calculated based on these foreign exchange rates and revenue calculated in accordance with GAAP is reconciled on the last page of this press release.

LDR HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2015	December 31, 2014
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$115,084	$73,883
Accounts receivable, net	29,412	26,484
Inventory, net	29,721	24,996
Other current assets	7,924	4,864
Prepaid expenses	1,886	1,419
Deferred tax asset, current	—	296
Total current assets	184,027	131,942
Property and equipment, net	20,653	19,025
Goodwill	6,621	6,621
Intangible assets, net	4,028	3,858
Long-term investments	2,738	—
Restricted cash	1,000	—
Deferred tax assets	7,043	192
Other assets	529	171
Total assets	$226,639	$161,809
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,428	$8,302
Accrued expenses	19,495	19,366
Short-term financing	4,486	4,343
Current portion of long-term debt	601	1,009
Total current liabilities	36,010	33,020
Line of credit, net of discount	—	18,166
Long-term debt, net of discount and current portion	677	1,422
Deferred tax liabilities	—	740
Other long-term liabilities	670	760
Total liabilities	37,357	54,108
Commitments and contingencies
Stockholders' equity:
Common stock	29	27
Treasury stock at cost	(8)	(8)
Additional paid-in capital	306,509	205,920
Accumulated other comprehensive loss	(6,657)	(3,500)
Accumulated deficit	(110,591)	(94,738)
Total stockholders' equity	189,282	107,701
Total liabilities and stockholders' equity	$226,639	$161,809

LDR HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Revenue	$44,541	$39,533	$164,459	$141,254
Cost of goods sold	7,906	6,843	27,260	24,418
Gross profit	36,635	32,690	137,199	116,836
Operating expenses:
Research and development	3,230	3,014	11,753	12,323
Sales and marketing	29,450	26,268	109,141	87,506
General and administrative	10,821	7,067	38,774	27,720
Total operating expenses	43,501	36,349	159,668	127,549
Operating loss	(6,866)	(3,659)	(22,469)	(10,713)
Other operating income (expense):
Other income, net	157	634	1,012	2,037
Interest income	49	6	61	27
Interest expense	(39)	(179)	(531)	(898)
Total other income, net	167	461	542	1,166
Loss before income taxes	(6,699)	(3,198)	(21,927)	(9,547)
Income tax benefit (expense)	1,943	67	6,074	(1,430)
Net loss	(4,756)	(3,131)	(15,853)	(10,977)
Other comprehensive loss:
Foreign currency translation	(675)	(1,294)	(3,157)	(3,698)
Comprehensive loss	$(5,431)	$(4,425)	$(19,010)	$(14,675)
Net loss per common share:
Basic and diluted	$(0.16)	$(0.12)	$(0.57)	$(0.43)
Weighted average number of shares outstanding:
Basic and diluted	29,351,171	26,127,613	27,783,149	25,288,284

LDR HOLDING CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Operating activities:
Net loss	$(4,756)	$(3,131)	$(15,853)	$(10,977)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	386	133	1,510	603
Provision for excess and obsolete inventories	1,643	216	2,846	1,173
Depreciation and amortization	1,615	1,333	6,250	4,682
Stock-based compensation	2,091	1,585	9,364	5,225
Amortization of debt issuance costs	4	6	16	20
Deferred income tax expense	(2,148)	104	(7,425)	278
Loss on disposal of assets	16	47	141	246
Unrealized foreign currency gains	(848)	818	(1,149)	(389)
Changes in operating assets and liabilities:
Restricted cash	(1,000)	—	(1,000)	2,000
Accounts receivable	(3,502)	(3,299)	(5,246)	(5,557)
Prepaid expenses and other current assets	(1,911)	1,318	(3,812)	(474)
Inventory	(3,804)	(2,245)	(9,120)	(10,059)
Other assets	—	9	(370)	(15)
Accounts payable	2,228	598	2,852	1,008
Accrued expenses	633	(1,734)	847	2,815
Other long-term liabilities	(50)	—	150	—
Net cash used in operating activities	(9,403)	(4,242)	(19,999)	(9,421)
Investing activities:
Purchase of long-term investment	(2,730)	—	(2,730)	—
Proceeds from sale of property and equipment	14	4	74	19
Purchase of intangible assets	(771)	(61)	(1,400)	(626)
Purchase of property and equipment	(863)	(6,337)	(7,089)	(11,229)
Net cash used in investing activities	(4,350)	(6,394)	(11,145)	(11,836)

LDR HOLDING CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - (Continued) (in thousands) (Unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Financing activities:
Proceeds from issuance of common stock in public offering	—	—	92,000	36,628
Stock issuance costs	2	6	(5,129)	(2,634)
Exercise of stock options	656	1,395	3,030	2,363
Proceeds from issuance of stock under Employee Stock Purchase Plan	790	106	1,474	2,148
Proceeds from Employee Stock Purchase Plan	120	95	120	95
Purchase of treasury stock	—	—	—	(8)
Payments on capital leases	(3)	(9)	(15)	(42)
Payments on line of credit	—	—	(18,166)	—
Net proceeds on short-term financings	3,979	446	301	2,035
Proceeds from long-term debt	—	—	96	—
Payments on long-term debt	(206)	(305)	(1,007)	(1,710)
Net cash provided by financing activities	5,338	1,734	72,704	38,875
Effect of exchange rate on cash	(12)	(251)	(359)	(413)
Net change in cash and cash equivalents	(8,427)	(9,153)	41,201	17,205
Cash and cash equivalents, beginning of period	123,511	83,036	73,883	56,678
Cash and cash equivalents, end of period	$115,084	$73,883	$115,084	$73,883

LDR HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO NON-GAAP FINANCIAL MEASURES
(in thousands, except margin percentages)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Net loss	$(4,756)	$(3,131)	$(15,853)	$(10,977)
Interest (income) expense, net	(10)	173	470	871
Income tax (benefit) expense	(1,943)	(67)	(6,074)	1,430
Depreciation and amortization	1,615	1,333	6,250	4,682
EBITDA	(5,094)	(1,692)	(15,207)	(3,994)
Stock-based compensation	2,091	1,585	9,364	5,225
Other income, net	(157)	(634)	(1,012)	(2,037)
Non-GAAP adjusted EBITDA	$(3,160)	$(741)	$(6,855)	$(806)
Non-GAAP adjusted EBITDA margin	(7.1)%	(1.9)%	(4.2)%	(0.6)%

LDR HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE ON A CONSTANT CURRENCY BASIS
(in thousands)
(Unaudited)

	Three Months Ended December 31,
	GAAP	Foreign Exchange Impact on International Revenue	Non-GAAP Revenue on a Constant Currency Basis (1)	GAAP	2015 on a Constant Currency Basis / 2014
	2015	2015	2015	2014	$	%
Revenue in the United States	$36,945	$—	$36,945	$32,010	$4,935	15.4%
International revenue	7,596	1,390	8,986	7,523	1,463	19.4
Total revenue	$44,541	$1,390	$45,931	$39,533	$6,398	16.2

Exclusive cervical products	$32,136	$674	$32,810	$25,506	$7,304	28.6%
Exclusive lumbar products	9,415	194	9,609	10,340	(731)	(7.1)
Exclusive technology products	41,551	868	42,419	35,846	6,573	18.3
Traditional fusion products	2,990	522	3,512	3,687	(175)	(4.7)
Total revenue	$44,541	$1,390	$45,931	$39,533	$6,398	16.2

	Years Ended December 31,
	GAAP	Foreign Exchange Impact on International Revenue	Non-GAAP Revenue on a Constant Currency Basis (1)	GAAP	2015 on a Constant Currency Basis / 2014
	2015	2015	2015	2014	$	%
Revenue in the United States	$133,843	$—	$133,843	$109,597	$24,246	22.1%
International revenue	30,616	6,895	37,511	31,657	5,854	18.5
Total revenue	$164,459	$6,895	$171,354	$141,254	$30,100	21.3

Exclusive cervical products	$114,800	$3,463	$118,263	$87,035	$31,228	35.9%
Exclusive lumbar products	37,633	919	38,552	37,978	574	1.5
Exclusive technology products	152,433	4,382	156,815	125,013	31,802	25.4
Traditional fusion products	12,026	2,513	14,539	16,241	(1,702)	(10.5)
Total revenue	$164,459	$6,895	$171,354	$141,254	$30,100	21.3
__________

(1)
Revenue on a constant currency basis is calculated using the average foreign exchange rates for each month during the previous year and applying these rates to foreign-denominated revenue in the corresponding months in the current period. The difference between revenue calculated based on these foreign exchange rates and revenue calculated in accordance with GAAP is listed as foreign exchange impact in the table above.